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                                                                    Exhibit 12.1


                             HEALTH CARE REIT, INC.
          STATEMENT REGARDING COMPUTATION OF EARNINGS TO FIXED CHARGES


                                                                             YEAR ENDED DECEMBER 31
                                     SIX MONTH PERIOD ENDED    2000       1999         1998         1997        1996
                                           JUNE 30, 2001       ----       ----         ----         ----        ----
                                           (IN THOUSANDS)                        (IN THOUSANDS)
                                     ------------------------------------------------------------------------------------

CONSOLIDATED EARNINGS:
Net Income                                       30,326       68,056       75,638       62,309       46,477      30,676

Add:
Interest Expense                                 16,089       34,622       26,916       18,030       15,366      14,635
Amortization of Loan Expenses                       764        1,165          909          685          720         808
Equity earnings in less than 50% subsidiary        (166)        (318)        (270)        (375)
                                                 ------       ------       ------       ------       ------      ------

CONSOLIDATED EARNINGS                            47,013      103,525      103,193       80,649       62,563      46,119

CONSOLIDATED FIXED CHARGES:
Interest Expense                                 16,089       34,622       26,916       18,030       15,366      14,635
Capitalized Interest                                539        3,079        8,578        7,740        2,305         287
Amortization of Loan Expenses                       764        1,165          909          685          720         808
                                                 ------       ------       ------       ------       ------      ------

CONSOLIDATED FIXED CHARGES                       17,392       38,866       36,403       26,455       18,391      15,730

RATIO                                              2.70         2.66         2.83         3.05         3.40        2.93
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